UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2026

Esperion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35986	26-1870780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3891 Ranchero Drive, Suite 150

Ann Arbor, MI

(Address of principal executive offices)

48108

(Zip Code)

Registrant’s telephone number, including area code: (734) 887-3903

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESPR	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On May 1, 2026, Esperion Therapeutics, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Essence Parent Inc., a Delaware corporation (“Parent”), and Essence MergerCo Inc., a Delaware corporation and wholly owned subsidiary of Parent (“MergerCo”), pursuant to which, subject to the terms and conditions thereof, MergerCo will merge with and into the Company with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). Consummation of the Merger is subject to the approval of the Company’s stockholders and other customary closing conditions. The Merger is expected to close in the third quarter of 2026.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock (i) owned by Parent or MergerCo, (ii) owned by the Company as treasury shares or (iii) held by any person who properly exercises appraisal rights under Delaware law), will be converted into the right to receive (A) an amount in cash equal to $3.16 per share, without interest (the “Per Share Cash Consideration”), plus (B) one contractual contingent value right per share, representing the right to participate in contingent payments in cash, without interest, upon the achievement of certain milestones as set forth in the Contingent Value Rights Agreement described below (the “CVR Agreement”), on the terms and subject to the conditions set forth in the Merger Agreement and the CVR Agreement (the “CVR” and, together with the Per Share Cash Consideration, the “Merger Consideration”). Each CVR will entitle the holder to its pro rata share, in cash, of contingent payments of up to an additional $100 million in the aggregate, without interest and less any applicable tax withholding, upon the achievement of specified milestones during the applicable milestone periods as set forth in the CVR Agreement.

At the Effective Time, (i) each restricted stock unit with respect to Company Common Stock (each, a “Company RSU”) outstanding immediately prior to the Effective Time will vest in full and be canceled and converted into the right to receive, with respect to each share of Company Common Stock subject to such Company RSU immediately prior to the Effective Time, a cash payment, without interest and subject to applicable tax withholding, equal to the Per Share Cash Consideration, plus one CVR, subject to certain exceptions, (ii) each in-the-money option to purchase shares of Company Common Stock (each, a “Company Stock Option”) outstanding immediately prior to the Effective Time will vest in full and be canceled and converted into the right to receive, with respect to each share of Company Common Stock issuable upon exercise of such Company Stock Option immediately prior to the Effective Time, a cash payment, without interest and subject to applicable tax withholding, equal to the excess of the Per Share Cash Consideration over the per share exercise price of such Company Stock Option, plus one CVR (the “Option CVR Consideration”), and (iii) each option to purchase shares of Company Common Stock outstanding immediately prior to the Effective Time having a per share exercise price that is equal to or greater than the Per Share Cash Consideration but less than the Merger Consideration (assuming maximum payout with respect to the CVR component of the Merger Consideration) will be cancelled and converted into the right to receive the Option CVR Consideration, except that if a milestone is achieved in respect of a CVR, the cash amount to be paid in respect of such milestone, instead of such milestone, if any, will be the Underwater Option Milestone Payment (as defined in the CVR Agreement). Each Company Stock Option outstanding immediately prior to the Effective Time with a per share exercise price that is equal to or greater than the Merger Consideration will be canceled for no consideration.

Prior to the Effective Time, the Company will take all actions required to ensure that (i) no offering period under the Company’s 2020 Employee Stock Purchase Plan, as amended from time to time (the “ESPP”), will be commenced or extended on or after the date of the Merger Agreement, (ii) no new participants may commence participation in the ESPP after the date of the Merger Agreement, (iii) no participant may increase such participant’s payroll deductions under the ESPP after the date of the Merger Agreement, and (iv) the offering period in effect as of the date of the Merger Agreement will terminate on the earlier of (A) five business days prior to the Effective Time and (B) the final day of such offering period pursuant to the terms of the ESPP.

Conditioned upon, and effective as of the Effective Time, each of the Company’s Amended and Restated 2013 Stock Option and Incentive Plan, 2017 Inducement Equity Plan, and 2022 Stock Option and Incentive Plan, each as amended from time to time, and the ESPP will terminate.

The Merger Agreement contains customary representations and warranties of the Company, subject to certain materiality qualifiers set forth in the Merger Agreement. Additionally, the Merger Agreement provides for customary pre-closing covenants of the Company, including covenants relating to conducting its business in the ordinary course and refraining from taking certain types of actions without Parent’s consent.

Each party’s obligation to consummate the Merger is subject to certain customary closing conditions, including: (i) the approval of the Company’s stockholders; (ii) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of a certain non-U.S. antitrust approval; (iii) the absence of legal restraints prohibiting the Merger; (iv) the accuracy of the other party’s representations and warranties, subject to certain customary materiality qualifications set forth in the Merger Agreement; (v) the other party’s compliance in all material respects with its obligations under the Merger Agreement; and (vi) no Material Adverse Effect (as defined in the Merger Agreement) having occurred with respect to the Company since the date of the Merger Agreement that is continuing. The consummation of the Merger is not subject to a financing condition.

Under the Merger Agreement, the Company is subject to certain customary restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals. Notwithstanding these restrictions, prior to obtaining the approval of the Merger Agreement by the Company’s stockholders, (i) the Company may, subject to certain obligations under the Merger Agreement, furnish information (including non-public information) and engage in discussions or negotiations with third parties in response to a bona fide, written, unsolicited acquisition proposal that did not result from the Company’s breach of such restrictions, if the Board of Directors of the Company (the “Board”) determines in good faith, after consultation with its financial advisor and outside legal counsel, that such proposal constitutes or would reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement) and the Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties pursuant to applicable law, and (ii) in response to an Intervening Event (as defined in the Merger Agreement) or a Superior Proposal that did not result from a breach of the restrictions on the Company’s ability to solicit proposals, the Board may change its recommendation to the Company’s stockholders and, in the case of such a Superior Proposal, cause the Company to enter into an acquisition agreement providing for a Superior Proposal and terminate the Merger Agreement, if and only if the Board has determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties to the Company’s stockholders under applicable law, and in the case of this clause (ii), subject to complying with notice and other specified conditions, including giving Parent the opportunity to propose revisions to the terms of the Merger Agreement during a match right period.

The Merger Agreement contains customary termination rights for the Company and Parent, including, among others, the right of either party to terminate the Merger Agreement if the Merger is not consummated by November 1, 2026 (the “Outside Date”), provided that if the closing conditions are satisfied or waived on or prior to the Outside Date, but the closing would occur on a date that is within three business days after the Outside Date (the “Specified Date”), then the Outside Date will automatically extend to the Specified Date and the Specified Date will become the Outside Date for purposes of the Merger Agreement. Upon termination of the Merger Agreement, (i) Parent, under specified circumstances, including termination by the Company because Parent fails to consummate the Merger when required by the Merger Agreement, will be required to pay the Company a termination fee in the amount of $68,309,078; and (ii) the Company, under specified circumstances, including termination by the Company in order to enter into an acquisition agreement providing for a Superior Proposal, will be required to pay Parent a termination fee in the amount of $34,154,539.

Parent has obtained equity financing commitments from certain affiliates of Parent (who also have provided a limited guarantee in favor of the Company with respect to certain obligations of Parent under the Merger Agreement, including Parent’s obligation to pay the Company the termination fee described above and certain other expense and indemnification obligations under the Merger Agreement), and a debt financing commitment from a third-party lender, to fund all of the payment obligations of Parent and MergerCo contemplated by the Merger Agreement. The Merger Agreement requires each of Parent and MergerCo to use its reasonable best efforts to obtain the financing on the terms and conditions set forth in the related financing commitment letters. The Company is entitled to specific performance, on the terms and subject to the conditions set forth in the Merger Agreement and the equity commitment letter, to force Parent to close the transaction if all closing conditions are met, the debt funding is financed or will be financed substantially concurrently with the closing of the transaction and the Company confirms it is ready, willing and able to close.

The Board unanimously (i) determined that it was in the best interests of the Company and its stockholders, and declared it advisable, that the Company enter into the Merger Agreement and consummate the Merger, (ii) adopted and approved the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and (iii) resolved to recommend and recommended that the stockholders of the Company vote to approve the adoption of the Merger Agreement.

Under the Merger Agreement, the Company will prepare the proxy statement in preliminary form and file it with the Securities and Exchange Commission (the “SEC”) as soon as reasonably practicable after execution of the Merger Agreement.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Contingent Value Rights Agreement

At or prior to the Effective Time, Parent, the Company and the Rights Agent (as defined therein) will enter into a Contingent Value Rights Agreement (the “CVR Agreement”), substantially in the form attached as Exhibit C to the Merger Agreement. The holders of the CVRs will include (i) holders of shares of Company Common Stock that are canceled and converted into the right to receive the Merger Consideration pursuant to the Merger Agreement, (ii) holders of Company RSUs and Company Stock Options that are canceled and converted into the right to receive the consideration specified above upon consummation of the Merger, (iii) holders of outstanding warrants of the Company that elect to receive the Merger Consideration upon exercise following the Closing pursuant to the terms of the applicable warrant, and (iv) holders of the Company’s outstanding convertible notes that convert such convertible notes following the Closing pursuant to the terms of the related indenture. Each CVR will represent the right of such holders of the CVRs to participate in up to two cash payments, without interest and less any applicable tax withholding, contingent upon the achievement of certain milestones during the applicable milestone periods as described below:

•	Holders of CVRs will be entitled to participate in an aggregate contingent cash payment of up to $40 million if annual Net Sales (as defined in the CVR Agreement) of certain products containing bempedoic acid (including NEXLETOL® and NEXLIZET®) in the United States during the period from January 1, 2027 through December 31, 2027 exceed $300 million. The aggregate milestone payment amount will be: (i) $40 million if annual Net Sales of such products are equal to or greater than $350 million; (ii) an amount between $0 and $40 million, determined by linear interpolation, if annual Net Sales of such products exceed $300 million but are less than $350 million; and (iii) $0 if annual Net Sales of such products are equal to or less than $300 million. Any such aggregate milestone payment amount, to the extent achieved, will be divided among the CVRs outstanding at the close of business on the date of the milestone achievement notice to determine the applicable milestone payment per CVR, in each case subject to the terms and conditions set forth in the CVR Agreement.

•	Holders of CVRs also will be entitled to participate in an aggregate contingent cash payment of $60 million if annual Net Sales (as defined in the CVR Agreement) of certain products containing bumetanide (including ENBUMYST®) in the United States equal or exceed $160 million in any single calendar year during the period commencing on (and including) the Effective Time and ending on December 31, 2030. Any such aggregate milestone payment amount, if achieved, will be divided among the CVRs outstanding at the close of business on the date of the milestone achievement notice to determine the applicable milestone payment per CVR, in each case subject to the terms and conditions set forth in the CVR Agreement.

Parent and the Company will be required to use Diligent Efforts (as defined in the CVR Agreement) to achieve each milestone, and the applicable milestone payment for each of the two milestones shall only be paid once per milestone, if at all, subject to achievement of the applicable milestone in accordance with the CVR Agreement. Milestone payments to holders of CVRs issued in respect of certain out-of-the-money options will be subject to additional reduction mechanics in accordance with the CVR Agreement.

The CVRs will be subject to the terms and conditions set forth in the CVR Agreement. Each CVR represents a contractual right only. The CVRs will not be transferable, except in the limited circumstances specified in the CVR Agreement, will not be evidenced by any certificate or other instrument, and will not be registered or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent or the Company.

Any potential payout of the CVR is subject to various risks and uncertainties as more fully described in the Company’s annual and quarterly reports filed with the SEC. There can be no assurance that the milestones set forth in the CVR Agreement will be achieved prior to their expiration or termination of the CVR Agreement, or that payment will be required of Parent with respect to the milestones under the CVR Agreement.

The foregoing summary of the CVR Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of CVR Agreement, which is attached as Exhibit C to the Merger Agreement filed as Exhibit 2.1 and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On May 1, 2026, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
2.1*	Agreement and Plan of Merger, dated as of May 1, 2026, by and among Essence Parent Inc., Essence MergerCo Inc. and Esperion Therapeutics, Inc.

99.1	Press Release, dated as of May 1, 2026.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the SEC.

Forward Looking Statements

Any statements in this Current Report on Form 8-K regarding the Company’s future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding Parent’s proposed acquisition of the Company, the ability of Parent and the Company to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions set forth in the Merger Agreement, statements about the expected timetable for completing the Merger, the potential effects of the pending acquisition on the Company, and the potential to achieve the milestones related to the contingent payments under the CVR, and other statements containing the words “anticipates,” “believes,” “continue,” “expects,” “intends,” “estimates,” “plans,” “may,” “will,” “could,” “would,” “project,” “potential” and similar expressions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Such risks and uncertainties include, without limitation, (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including the receipt of required regulatory approvals and the requisite approval of the Company’s stockholders; (iii) the effects of disruption on the Company from the proposed transaction and the impact of the announcement and pendency of the proposed transaction on the Company’s business, results of operations and financial condition; (iv) the effects of the proposed transaction on the Company’s relationships with customers, employees, other business partners or governmental or regulatory entities; (v) the risks related to non-achievement of any net sales milestone and that holders of the CVRs will not receive any payments in respect of the CVRs; (vi) the response of competitors to the proposed transaction; (vii) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; (viii) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (ix) significant costs associated with the proposed transaction; (x) potential litigation relating to the proposed transaction; (xi) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities; (xii) risks related to the net sales, profitability, commercial development and launch plans, and growth of the Company’s commercial products; (xiii) risks and uncertainties related to regulatory applications, review and approval processes, and the Company’s compliance with applicable legal and regulatory requirements; (xiv) general industry conditions, competition, and the outcomes and anticipated benefits of legal proceedings and settlements; and (xv) general economic factors. These and other risks are described in additional detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s other filings with the U.S. Securities and Exchange Commission (SEC), available on the SEC’s website at www.sec.gov. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction between the Company and Parent, the Company will file with the Securities and Exchange Commission (SEC) a proxy statement on Schedule 14A relating to a special meeting of its stockholders. Additionally, the Company may file other relevant materials with the SEC in connection with the proposed transaction. Investors and securityholders of the Company are urged to read the proxy statement and any other relevant materials filed or that will be filed with the SEC, as well as any amendments or supplements to these materials and documents incorporated by reference therein, carefully and in their entirety when they become available because they contain or will contain important information about the proposed transaction and related matters. The definitive version of the proxy statement will be mailed or otherwise made available to the Company’s securityholders. Investors and securityholders will be able to obtain a copy of the proxy statement (when it is available) as well as other filings containing information about the proposed transaction that are filed by the Company with the SEC, free of charge on EDGAR at www.sec.gov, on the investor relations page of the Company’s website at esperion.com/investors-media or by contacting the Company’s investor relations department at investorrelations@esperion.com.

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information about the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, can be found in the Company’s definitive proxy statement for its 2026 Annual Meeting of Stockholders, as filed with the SEC on April 16, 2026 (available here). The Company’s stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of the Company’s directors and executive officers in the proposed transaction, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction (when available). You may obtain free copies of these document using the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Esperion Therapeutics, Inc.

Date: May 1, 2026	By:	/s/ Sheldon L. Koenig
	Name:	Sheldon L. Koenig
	Title:	President and Chief Executive Officer

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